Exhibit 10.30

Triple R America Co. Ltd.	March 16th. 2011
2700 Dufferin St.
Unit 86
Toronto ON M6B 4J3

Re: Eco-Tek Group Inc distribution exclusivity

This letter is to confirm that Triple R America Co. Ltd gives Eco-Tek Group Inc the exclusive distributor rights for the transport and automotive industry in North America for Eco-Tek branded Bypass Oil Cleaner housings and the filter elements for the housings supplied by Triple R America and the right of first refusal of distribution of related Eco-Tek future products that may be supplied by Triple R America Co. Ltd.

Signed:
David Murray
President

Triple R America Co. Ltd.